EXHIBIT 99.1

FOR IMMEDIATE RELEASE

             ACCUPOLL TO ACQUIRE LEADING VOTER REGISTRATION COMPANY

    NEW YORK-BASED NTS DATA SERVICES AND ITS VOTER REGISTRATION AND ELECTION
           SUPPORT SERVICES ADDED TO ACCUPOLL'S ELECTION CAPABILITIES

TUSTIN, CA - July 1, 2004 - AccuPoll, Inc. (OCTBB: ACUP), a developer of Direct Recording Electronic (DRE) voting systems, today announced the signing of a definitive agreement to acquire New York-based NTS Data Services Corp, a leading provider of voter registration applications and election support services.

Together, the combined company will provide voter registration and election related products and services to more than 60 counties in six states, representing more than seven million registered voters.

"AccuPoll's proposed acquisition of NTS will create a full-service election company," said Frank Wiebe, President of AccuPoll. "From voter registration through final election canvass and reporting, AccuPoll will be able to provide all of the functions that officials require to easily and completely manage an election."

Since 1979, NTS Data Services has provided voter registration software and election support services to election officials throughout the country. NTS also provides supplemental services such as image conversion and election night reporting.

"NTS possesses a solid track record of profitable operations, an outstanding reputation in the industry, and significant, long-term customer relationships in northeastern states including New York and Pennsylvania," added Wiebe.

AccuPoll develops DRE voting systems that feature a voter verified paper audit trail, or VVPAT, which allows voters to verify - via an immediately printed paper audit trail - that their vote was accurately recorded at the time it is cast. AccuPoll's DRE voting system this year received federal qualification and is continuing to receive state certifications across the country.

"AccuPoll's voter verified paper audit trail voting system is the best technology that we have seen for protecting the integrity of voters' selections on Election Day and is more advanced than any other available voting system," said Dr. Charles G. DeWald, Chief Executive Officer of NTS Data Services.

The purchase price consists of a specified amount of cash and stock. The acquisition agreement provides for a closing date by August 30, 2004, and is subject to final due diligence, completion of financing and other conditions as outlined in the agreement.


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ABOUT ACCUPOLL HOLDING CORP.

Headquartered in Tustin, CA, AccuPoll (OCTBB: ACUP) is the developer of a federally qualified electronic voting system featuring an intuitive touch screen input and a voter verified paper audit trail (VVPAT) that can be confirmed by the voter at the time the ballot is cast, creating a permanent paper audit trail as mandated in the "Help America Vote Act of 2002" (HAVA).

AccuPoll has the support of many voters, election officials and special needs advocates in the United States with its innovative approach to recording and counting votes. AccuPoll works with all levels of government to insure the integrity, security and accuracy of elections.

For additional information, visit www.accupoll.com.

SAFE HARBOR STATEMENT:

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's reports and registration statements filed with the Securities and Exchange Commission.

Source: AccuPoll Holding Corp. TICKER: ACUP

Public Relations Contact:                      Investor Relations Contact:
Geoff Mordock                                  John Stiles
AccuPoll, Inc.                                 John Stiles + Associates, LLC
(949) 200-4000 x106                            (314) 994-0560

Carol Warren
Antarra Communications
(714) 891-3660